EX-5

              [LETTERHEAD OF LAWRENCE R. YOUNG & ASSOCIATES, P.C.]

                                 April 17, 2001

Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C. 20549

     Re:     Senior Care Industries, Inc.

Ladies and Gentlemen:

     This office represents Senior Care Industries, Inc., a Nevada corporation (the "Registrant") in connection with the Tender Offer whereby Senior Care is offering Common shareholders Series G Preferred shares upon the surrender of their Common shares. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Series G Preferred shares, when issued as set forth in the Tender Offer and attached Subscription Agreement, will be legally issued, fully paid and nonassessable, and are convertible into 60 shares of Common stock on a conversion table as stated on the Share Certificate.

     However, these Securities have not been registered either with the Securities & Exchange Commission or any State, and may only be issued upon certification by the purchaser as follows:

1. The Shares to be received will be acquired for investment for an indefinite period for the investor's own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control;

2. The purchaser must certify that they do not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Shares or any Common Stock acquired on conversion of the Shares;

3. The purchaser must certify that they understand that the securities which they are receiving may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder;

4. The purchaser must certify that they will not make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and/or until (i) they have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken;

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5. The purchaser must certify that you are able to fend for themselves in the transaction contemplated and that you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of this investment.

6. The purchaser must certify that they understand that if a registration statement covering the Securities under the Act is not in effect when they desire to sell any of the Securities, it may be required to hold such Securities for an indeterminate period and that any sale can only be made upon the filing of a Form 144 under the Act and then, only in limited amounts in accordance with the terms and conditions of Rule 144;

7. Finally, they must understand that the following legend will appear on the Securities which they will receive:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A 'NO-ACTION' OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

     Thus, these Securities will be restricted and the Common shares which the shareholder receives upon conversion will also be restricted. This is of paramount importance since the Common shares which are being surrender, in most instances, will be free-trading shares for which the shareholder will receive restricted shares in return and for which there is no market and which are not freely tradable or traded.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Tender Offer, and we hereby consent to such use of our name in such Tender Offer and to the filing of this opinion as Exhibit 5 to the Tender Offer and with such state regulatory agencies in such states as may require such filing in connection with the Offer of the Securities in such states.

                                    Very truly yours,

                                    /s/  Lawrence R. Young
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                                    LAWRENCE R. YOUNG & ASSOCIATES, P.C.

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